As filed with the Securities and Exchange Commission on January 16, 2017

Registration No. 333-62996

Registration No. 333-76214

Registration No. 333-76216

Registration No. 333-76210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62996

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76214

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76216

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-76210

UNDER

THE SECURITIES ACT OF 1933

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4412642
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5875 N. Sam Houston Parkway W.

Houston, Texas 77086

(281) 591-4000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

FMC Technologies, Inc. Incentive Compensation and Stock Plan

FMC Technologies, Inc. Savings and Investment Plan

FMC Puerto Rico Savings and Investment Plan

FMC Technologies, Inc. Non-Qualified Savings and Investment Plan

(Full Title of the Plan)

Dianne B. Ralston

Vice President and Secretary

FMC Technologies, Inc.

5875 N. Sam Houston Parkway W.

Houston, Texas 77086

(281) 591-4000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by FMC Technologies, Inc., a Delaware corporation (“FMCTI”), with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-62996), filed with the SEC on June 14, 2001, which registered the offering of an aggregate of 12,000,000 shares of FMCTI common stock, $0.01 par value (“Shares”) under the FMC Technologies, Inc. Incentive Compensation and Stock Plan;

•	Registration Statement on Form S-8 (No. 333-76214), filed with the SEC on January 2, 2002, which registered the offering of an aggregate of 6,000,000 Shares under the FMC Technologies, Inc. Savings and Investment Plan;

•	Registration Statement on Form S-8 (No. 333-76216), filed with the SEC on January 2, 2002, which registered the offering of an aggregate of 17,000 Shares under the FMC Puerto Rico Savings and Investment Plan; and

•	Registration Statement on Form S-8 (No. 333-76210), filed with the SEC on January 2, 2002, which registered the offering of an aggregate of $25,000,000 of unsecured obligations to pay deferred compensation under the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan.

On January 16, 2017, pursuant to the Business Combination Agreement, dated as of June 14, 2016, as amended, by and among FMCTI, Technip S.A. (“Technip”), TechnipFMC plc (f/k/a FMC Technologies SIS Limited) (“TechnipFMC”), TechnipFMC US Merger Sub LLC (“Merger Sub”) and the other parties thereto, (a) Technip merged with and into TechnipFMC, with TechnipFMC continuing as the surviving company (the “Technip Merger”) and (b) immediately following the consummation of the Technip Merger, Merger Sub merged with and into FMCTI, with FMCTI continuing as the surviving company and as a wholly owned subsidiary of TechnipFMC (together with the Technip Merger, the “Mergers”).

In connection with the Mergers, FMCTI is terminating all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by FMCTI in the Registration Statements, FMCTI hereby removes from registration the securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, FMC Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on January 16, 2017.

FMC TECHNOLOGIES, INC.

By:	/s/ Douglas J. Pferdehirt
	Name:	Douglas J. Pferdehirt
	Title:	Director

By:	/s/ Maryann T. Mannen
	Name:	Maryann T. Mannen
	Title:	Director

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.